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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-90667 on Form S-3 and Registration Statements Nos. 33-11161, 33-22862, 33-31116, 33-31117, 33-50608, 33-50610, 33-56707, 333-01409, 333-31369,
333-31670, 333-31371, 333-61843, 333-70323, 333-89231 and 333-43238 on Form S-8
of Ascential Software Corporation (formerly Informix Corporation) of our report dated January 28, 2000 (March 1, 2000 as to Note 1, Merger with Informix Corporation) (relating to the consolidated financial statements of Ardent Software, Inc. and subsidiaries, which report expresses an unqualified opinion and contains an explanatory paragraph relating to the merger of Ardent Software, Inc. and subsidiaries into Informix Corporation on March 1, 2000), appearing in the Annual Report on Form 10-K of Ascential Software Corporation for the year ended December 31, 2001.



Deloitte & Touche LLP
Boston, Massachusetts
March 28, 2002